                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan of The Knot, Inc. of our report dated February 8, 2001 (except for Note 13, as to which the date is March 16, 2001), with respect to the consolidated financial statements of The Knot, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

New York, New York
November 28, 2001